Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Fourth Quarter Earnings

Diluted Earnings Per Share Up 14% Excluding Charge

MEMPHIS, Tenn., June 19, 2012 ... FedEx Corp. (NYSE: FDX) today reported earnings of $1.73 per diluted share for the fourth quarter ended May 31, which includes a previously announced $0.26 per diluted share non-cash aircraft impairment charge at FedEx Express. Excluding this charge, earnings were $1.99 per diluted share in the fourth quarter compared to $1.75 per diluted share a year ago.

“FedEx delivered strong earnings results for fiscal 2012 due to the outstanding performance by FedEx Ground, our new value proposition at FedEx Freight and improved yields across all transportation segments,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “In fiscal 2013, we will continue our focus on improving our operating efficiencies and our financial performance across all of our businesses, while simultaneously enhancing our service capabilities. We remain absolutely committed to higher earnings, margins, cash flows and returns.”

Fourth Quarter Results

FedEx Corp. reported the following consolidated results for the fourth quarter:

	Fiscal 2012				Fiscal 2011
	As Reported (GAAP)	YOY %	Before Aircraft Impairment Charge	YOY %	As Reported (GAAP)
Revenue	$11.0 billion	4	$11.0 billion	4	$10.6 billion
Operating Income	$856 million	(4)	$990 million	11	$888 million
Operating Margin	7.8%		9.0%		8.4%
Net Income	$550 million	(1)	$634 million	14	$558 million
Diluted EPS	$1.73	(1)	$1.99	14	$1.75

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As announced on June 4, 2012, during the quarter FedEx Express permanently retired from service 18 Airbus A310-200 aircraft and 26 related engines, as well as six Boeing MD10-10 aircraft and 17 related engines. As a consequence, a non-cash impairment charge of $134 million ($84 million, net of tax, or $0.26 per diluted share) was recorded in the fourth quarter. The decision to permanently retire these aircraft will better align the U.S. domestic air network capacity of FedEx Express to match current and anticipated shipment volumes.

Excluding the aircraft impairment charge, operating results improved due to higher yields, volumes and margins at FedEx Ground and FedEx Freight.

Full Year Results

FedEx Corp. reported the following consolidated results for the full year:

	Fiscal 2012		Fiscal 2011
	As Reported (GAAP)	Before Aircraft Impairment Charge and Legal Reserve Reversal	As Reported (GAAP)	Before Freight Costs and Legal Reserve
Revenue	$42.7 billion	$42.7 billion	$39.3 billion	$39.3 billion
Operating Income	$3.19 billion	$3.28 billion	$2.38 billion	$2.54 billion
Operating Margin	7.5%	7.7%	6.1%	6.5%
Net Income	$2.03 billion	$2.09 billion	$1.45 billion	$1.56 billion
Diluted EPS	$6.41	$6.59	$4.57	$4.90

Capital spending for fiscal 2012 was $4.0 billion, of which $1.9 billion was for investments in aircraft and related equipment.

Outlook

“We are focused on improving margins in all businesses, although we face certain cost increases in fiscal 2013,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “These headwinds include higher employee-related costs, including higher pension expenses of approximately $150 million due to a historically low discount rate on our May 31, 2012 measurement date, as well as higher depreciation costs. We expect to mitigate these challenges by reducing costs and improving efficiencies, and

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are continuing to evaluate additional actions to substantially improve FedEx Express margins.”

FedEx projects earnings to be $1.45 to $1.60 per diluted share in the first quarter and $6.90 to $7.40 per diluted share for fiscal 2013. This earnings guidance does not include the impacts of the significant cost reduction programs currently under review that should be announced in the fall. The company’s outlook assumes U.S. GDP growth of 2.2% and world GDP growth of 2.6% during the fiscal year. FedEx reported earnings of $1.46 per diluted share in last year’s first quarter. Capital spending for fiscal 2013 is expected to decline to $3.9 billion, with fewer aircraft deliveries at FedEx Express and increased investment in the high-margin, high-return FedEx Ground business.

FedEx Express Segment

For the fourth quarter, the FedEx Express segment reported:

	Fiscal 2012				Fiscal 2011
	As Reported (GAAP)	YOY %	Before Aircraft Impairment Charge	YOY %	As Reported (GAAP)
Revenue	$6.80 billion	3	$6.80 billion	3	$6.63 billion
Operating Income	$281 million	(34)	$415 million	(3)	$429 million
Operating Margin	4.1%		6.1%		6.5%

U.S. domestic revenue per package grew 6% due to higher rate per pound, the growth of the premium FedEx First Overnight service and fuel surcharges, while average daily package volume declined 5%. FedEx international priority (IP) revenue per package grew 3% due to higher package weights and fuel surcharges, while average daily package volume decreased 3% driven by year-over-year declines from Asia. IP freight pounds increased 3%, while revenue per pound decreased 4% due to lower rate per pound. In total, IP package and freight pounds increased 2% and revenue decreased 1% year-over-year. IP revenue growth was affected by a lower-yielding mix of services, consisting of growth in deferred services and declines in premium services.

Operating income and margin were impacted by the aircraft impairment charge as well as declining package volumes. The demand shift toward lower-yielding international services also negatively affected margins, partially offset by the year-over-year benefit of the fuel surcharge timing lag.

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FedEx Ground Segment

For the fourth quarter, the FedEx Ground segment reported:

•	Revenue of $2.48 billion, up 9% from last year’s $2.26 billion

•	Operating income of $494 million, up 18% from $417 million a year ago

•	Operating margin of 20.0%, up from 18.4% the previous year

Operating income and margin reached record highs in the quarter primarily due to increased yield and volume. Revenue per package increased 5% primarily due to increased rates and higher extra services. Average daily package volume grew 3% in the quarter, driven by growth in both FedEx Home Delivery and business-to-business services. FedEx SmartPost average daily volume increased 16% primarily due to growth in e-commerce. FedEx SmartPost revenue per package increased 7% due to increased rates.

FedEx Freight Segment

For the fourth quarter, the FedEx Freight segment reported:

•	Revenue of $1.40 billion, up 7% from last year’s $1.31 billion

•	Operating income of $81 million, up 93% from $42 million a year ago

•	Operating margin of 5.8%, up from 3.2% the previous year

Operating income and margin increased primarily due to higher yield, volume growth and continued improvements in operational efficiencies. Less-than-truckload (LTL) average daily shipments increased 4% due to an increase in customer demand for the company’s service offerings, enhanced service levels and modest economic improvement. LTL yield increased 4% due to higher fuel surcharges and base yield improvement. Effective July 9, 2012, FedEx Freight will increase U.S. and certain other shipping rates by 6.9%.

As part of its ongoing commitment to continuous improvement, FedEx Freight will be making some adjustments to its network on July 9, 2012 to drive incremental operational efficiencies and further enhance the customer experience.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $43 billion, the company offers integrated business

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applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 300,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and fourth quarter fiscal 2012 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 8:30 a.m. EDT on June 19 are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding the reversal of a reserve associated with a legal matter and a non-cash aircraft impairment charge at FedEx Express from current results and the costs of the combination of FedEx Freight and FedEx National LTL operations and the initial recording of the legal reserve from our prior period earnings will allow for more accurate comparisons of our operating performance. Where applicable, the impacts of these events are shown net of incentive compensation impacts. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.

Fourth Quarter Fiscal 2012

	FedEx Corporation				FedEx Express Segment
Dollars in millions, except EPS	Operating		Net Income	Diluted Earnings Per Share	Operating
	Income	Margin			Income	Margin

Non-GAAP Measure	$990	9.0%	$634	$1.99	$415	6.1%

Aircraft Impairment	(134)	(1.2%)	(84)	(0.26)	(134)	(2.0%)

GAAP Measure	$856	7.8%	$550	$1.73	$281	4.1%

Full Year Fiscal 2012

	FedEx Corporation
Dollars in millions, except EPS	Operating		Net Income	Diluted Earnings Per Share
	Income	Margin

Non-GAAP Measure	$3,277	7.7%	$2,089	$6.59

Aircraft Impairment	(134)	(0.3%)	(84)	(0.26)

ATA Legal Reserve, Net	43	0.1%	27	0.08

GAAP Measure	$3,186	7.5%	$2,032	$6.41

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Full Year Fiscal 2011

	FedEx Corporation
Dollars in millions, except EPS	Operating		Net Income	Diluted Earnings Per Share
	Income	Margin

Non-GAAP Measure	$2,544	6.5%	$1,556	$4.90

FedEx Freight Combination Costs	(133)	(0.3%)	(84)	(0.26)

ATA Legal Reserve, Net	(33)	(0.1%)	(20)	(0.07)

GAAP Measure	$2,378	6.1%	$1,452	$4.57

* * *

FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2012

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended May 31			Twelve Months Ended May 31
	2012	2011	%	2012	2011	%
Revenue:
FedEx Express segment	$6,797	$6,628	3%	$26,515	$24,581	8%
FedEx Ground segment	2,476	2,263	9%	9,573	8,485	13%
FedEx Freight segment	1,395	1,309	7%	5,282	4,911	8%
FedEx Services segment	432	438	(1%)	1,671	1,684	(1%)
Other & eliminations	(92)	(86)	(7%)	(361)	(357)	(1%)

Total Revenue	11,008	10,552	4%	42,680	39,304	9%

Operating Expenses:
Salaries and employee benefits	4,092	3,866	6%	16,099	15,276	5%
Purchased transportation	1,622	1,511	7%	6,335	5,674	12%
Rentals and landing fees	616	612	1%	2,487	2,462	1%
Depreciation and amortization	543	499	9%	2,113	1,973	7%
Fuel	1,279	1,277	—	4,956	4,151	19%
Maintenance and repairs	462	509	(9%)	1,980	1,979	—
Impairment and other charges	134	1	NM	134	89	51%
Other	1,404	1,389	1%	5,390	5,322	1%

Total Operating Expenses	10,152	9,664	5%	39,494	36,926	7%

Operating Income (Loss):
FedEx Express segment	281	429	(34%)	1,260	1,228	3%
FedEx Ground segment	494	417	18%	1,764	1,325	33%
FedEx Freight segment	81	42	93%	162	(175)	NM

Total Operating Income	856	888	(4%)	3,186	2,378	34%

Other Income (Expense):
Interest, net	(9)	(12)	(25%)	(39)	(77)	(49%)
Other, net	1	(11)	NM	(6)	(36)	(83%)

Total Other Income (Expense)	(8)	(23)	(65%)	(45)	(113)	(60%)

Pretax Income	848	865	(2%)	3,141	2,265	39%

Provision for Income Taxes	298	307	(3%)	1,109	813	36%

Net Income	$550	$558	(1%)	$2,032	$1,452	40%

Diluted Earnings Per Share	$1.73	$1.75	(1%)	$6.41	$4.57	40%

Weighted Average Diluted Common and Common Equivalent Shares	317	318	—	317	317	—

Capital Expenditures	$1,062	$731	45%	$4,007	$3,434	17%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2012

(In millions)

(Current period is unaudited)

	May 31, 2012	May 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$2,843	$2,328
Receivables, less allowances	4,704	4,581
Spare parts, supplies and fuel, less allowances	440	437
Deferred income taxes	533	610
Prepaid expenses and other	536	329

Total current assets	9,056	8,285

Property and Equipment, at Cost	36,164	33,686
Less accumulated depreciation and amortization	18,916	18,143

Net property and equipment	17,248	15,543

Other Long-Term Assets
Goodwill	2,387	2,326
Other assets	1,212	1,231

Total other long-term assets	3,599	3,557

	$29,903	$27,385

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$417	$18
Accrued salaries and employee benefits	1,635	1,268
Accounts payable	1,613	1,702
Accrued expenses	1,709	1,894

Total current liabilities	5,374	4,882

Long-Term Debt, Less Current Portion	1,250	1,667

Other Long-Term Liabilities
Deferred income taxes	836	1,336
Pension, postretirement healthcare and other benefit obligations	5,582	2,124
Self-insurance accruals	963	977
Deferred lease obligations	784	779
Deferred gains, principally related to aircraft transactions	251	246
Other liabilities	136	154

Total other long-term liabilities	8,552	5,616

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,595	2,484
Retained earnings	17,134	15,266
Accumulated other comprehensive loss	(4,953)	(2,550)
Treasury stock, at cost	(81)	(12)

Total common stockholders’ investment	14,727	15,220

	$29,903	$27,385

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fourth Quarter Fiscal 2012

(In millions)

(Current period is unaudited)

	Year Ended May 31
	2012	2011

Operating Activities:
Net income	$2,032	$1,452
Noncash charges:
Depreciation and amortization	2,113	1,973
Other, net	1,525	948
Changes in operating assets and liabilities, net	(835)	(332)

Cash provided by operating activities	4,835	4,041

Investing Activities:
Capital expenditures	(4,007)	(3,434)
Business acquisitions, net of cash acquired	(116)	(96)
Proceeds from asset dispositions and other	74	111

Cash used in investing activities	(4,049)	(3,419)

Financing Activities:
Principal payments on debt	(29)	(262)
Dividends paid	(164)	(151)
Purchase of treasury stock	(197)	—
Other, net	146	126

Cash used in financing activities	(244)	(287)

Effect of exchange rate changes on cash	(27)	41

Net increase in cash and cash equivalents	515	376

Cash and cash equivalents at beginning of period	2,328	1,952

Cash and cash equivalents at end of period	$2,843	$2,328

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2012

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2012	2011	%		2012	2011	%
FINANCIAL HIGHLIGHTS

Revenue	$6,797	$6,628	3%		$26,515	$24,581	8%

Operating Expenses:
Salaries and employee benefits	2,457	2,351	5%		9,657	9,183	5%
Purchased transportation	482	430	12%		1,828	1,573	16%
Rentals and landing fees	411	418	(2%)		1,680	1,672	—
Depreciation and amortization	300	272	10%		1,169	1,059	10%
Fuel	1,110	1,099	1%		4,304	3,553	21%
Maintenance and repairs	295	351	(16%)		1,332	1,353	(2%)
Intercompany charges	550	520	6%		2,193	2,043	7%
Impairment and other charges[1]	134	—	NM		134	—	NM
Other[2]	777	758	3%		2,958	2,917	1%

Total Operating Expenses	6,516	6,199	5%		25,255	23,353	8%

Operating Income	$281	$429	(34%)		$1,260	$1,228	3%

Operating Margin	4.1%	6.5%	(2.4	pts)	4.8%	5.0%	(0.2	pts)

OPERATING STATISTICS[3]

Operating Weekdays	65	65	—		256	255	—

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,113	1,158	(4%)		1,146	1,184	(3%)
U.S. Overnight Envelope	584	626	(7%)		586	627	(7%)
U.S. Deferred	793	833	(5%)		845	873	(3%)

Total U.S. Domestic Package	2,490	2,617	(5%)		2,577	2,684	(4%)
International Priority[4]	573	593	(3%)		559	575	(3%)
International Domestic[5]	498	373	34%		495	348	42%

Total Average Daily Packages	3,561	3,583	(1%)		3,631	3,607	1%

Average Daily Freight Pounds (000s):
U.S.	7,270	7,027	3%		7,487	7,340	2%
International Priority[4]	3,373	3,261	3%		3,303	3,184	4%
International Airfreight	1,138	1,195	(5%)		1,171	1,235	(5%)

Total Avg Daily Freight Pounds	11,781	11,483	3%		11,961	11,759	2%

YIELD
Revenue Per Package:
U.S. Overnight Box	$23.01	$21.72	6%		$22.31	$20.29	10%
U.S. Overnight Envelope	11.81	11.37	4%		11.65	10.86	7%
U.S. Deferred	14.49	13.56	7%		13.87	12.60	10%

Total U.S. Domestic Package	17.67	16.65	6%		17.12	15.59	10%
International Priority[4]	60.71	58.96	3%		60.83	56.08	8%
International Domestic[5]	6.78	7.51	(10%)		6.74	7.38	(9%)

Composite Package Yield	$23.07	$22.69	2%		$22.44	$21.25	6%

Revenue Per Freight Pound:
U.S.	$1.34	$1.25	7%		$1.30	$1.17	11%
International Priority[4]	2.12	2.21	(4%)		2.16	2.12	2%
International Airfreight	1.07	0.96	11%		1.02	0.90	13%

Composite Freight Yield	$1.54	$1.49	3%		$1.51	$1.40	8%

1 — Represents charges resulting from the decision to retire 24 aircraft and related engines.

2 —	Current year includes the reversal of a $66 million reserve for a legal matter which was initially recorded in fiscal 2011.

3 — Operating statistics include only the operations of FedEx Express.

4 — International Priority includes FedEx International Priority® and FedEx International Economy® services.

5 — International Domestic includes the operations of acquisitions in India (February 2011) and Mexico (July 2011).

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2012

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2012	2011	%		2012	2011	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$2,273	$2,099	8%		$8,791	$7,855	12%
FedEx SmartPost	203	164	24%		782	630	24%

Total Revenues	2,476	2,263	9%		9,573	8,485	13%

Operating Expenses:
Salaries and employee benefits	369	328	13%		1,451	1,282	13%
Purchased transportation	948	893	6%		3,762	3,431	10%
Rentals	72	66	9%		284	263	8%
Depreciation and amortization	100	88	14%		389	337	15%
Fuel	3	3	—		14	12	17%
Maintenance and repairs	46	43	7%		176	169	4%
Intercompany charges	246	228	8%		978	897	9%
Other	198	197	1%		755	769	(2%)

Total Operating Expenses	1,982	1,846	7%		7,809	7,160	9%

Operating Income	$494	$417	18%		$1,764	$1,325	33%

Operating Margin	20.0%	18.4%	1.6	pts	18.4%	15.6%	2.8	pts

OPERATING STATISTICS

Operating Weekdays	65	65	—		256	256	—

Average Daily Package Volume (000s)
FedEx Ground	3,861	3,732	3%		3,907	3,746	4%
FedEx SmartPost	1,664	1,430	16%		1,692	1,432	18%

Yield (Revenue Per Package)
FedEx Ground	$9.03	$8.64	5%		$8.77	$8.17	7%
FedEx SmartPost	$1.88	$1.76	7%		$1.81	$1.72	5%

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2012

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2012	2011	%		2012	2011	%
FINANCIAL HIGHLIGHTS

Revenue	$1,395	$1,309	7%		$5,282	$4,911	8%

Operating Expenses:
Salaries and employee benefits	595	557	7%		2,316	2,303	1%
Purchased transportation	222	212	5%		851	779	9%
Rentals	28	28	—		114	122	(7%)
Depreciation and amortization	50	47	6%		185	205	(10%)
Fuel	166	176	(6%)		636	585	9%
Maintenance and repairs	49	47	4%		192	182	5%
Intercompany charges	109	104	5%		433	427	1%
Impairment and other charges[1]	—	1	NM		—	89	NM
Other	95	95	—		393	394	—

Total Operating Expenses	1,314	1,267	4%		5,120	5,086	1%

Operating Income (Loss)	$81	$42	93%		$162	$(175)	NM

Operating Margin	5.8%	3.2%	2.6	pts	3.1%	(3.6%)	6.7	pts

OPERATING STATISTICS

LTL Operating Weekdays	65	65	—		255	254	—

LTL Shipments Per Day (000s)	87.8	84.3	4%		84.9	86.0	(1%)
Weight Per LTL Shipment (lbs)	1,163	1,177	(1%)		1,156	1,144	1%
LTL Revenue/CWT	$19.50	$18.83	4%		$19.57	$18.24	7%

1 —	Previous year includes charges associated with the combination of FedEx Freight and FedEx National LTL operations.